                        ALTERNATIVE LOAN TRUST 2006-HY12
                                 Issuing Entity

                                FINAL TERM SHEET

                              (COUNTRYWIDE(R) LOGO)

                                  $791,111,100
                                 (APPROXIMATE)

                                   CWALT, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING ENTITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the free writing prospectus.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS

                               DATED JUNE 27, 2006

              MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-HY12
             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING JULY 25, 2006

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates that are offered pursuant to this free writing prospectus:

                INITIAL CLASS
                 CERTIFICATE
               BALANCE/INITIAL
             NOTIONAL AMOUNT (1)   PASS-THROUGH RATE (2)
             -------------------   ---------------------
Class A-1      $140,000,000               Variable
Class A-2      $ 62,122,000               Variable
Class A-3      $ 22,458,000               Variable
Class A-4      $243,791,000               Floating
Class A-4X     $243,791,000(3)            Variable
Class A-5      $144,358,000               Variable
Class A-6      $143,079,000               Floating
Class A-6X     $143,079,000(3)            Variable
Class A-R      $        100               Variable
Class M        $ 17,250,000               Variable
Class B-1      $ 11,233,000               Variable
Class B-2      $  6,820,000               Variable

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates, the method for calculating their pass-through rates and their initial ratings, in the tables under "Summary -- Description of the Certificates" beginning on page 6 of this free writing prospectus.

(3) The Class A-4X and Class A-6X Certificates are interest only notional amount certificates and are not included in the aggregate class certificate balance of all of the certificates offered.

ISSUING ENTITY

Alternative Loan Trust 2006-HY12, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWALT, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP

TRUSTEE

The Bank of New York

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan, the later of June 1, 2006 and the origination date for that mortgage loan (referred to as the "CUT-OFF DATE").

CLOSING DATE

On or about June 29, 2006.

THE MORTGAGE LOANS

The mortgage pool will consist of conventional, hybrid adjustable rate mortgage loans with maturities of 30 years secured by first liens on one- to four-family residential properties. The mortgage loans have an aggregate principal balance of approximately $802,343,559 as of the cut-off date. The mortgage rate on each mortgage loan is adjustable based on a specified index after a specified period after origination during which the mortgage rate is fixed.

The statistical information presented in this free writing prospectus is as of the cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the mortgage loans as of the cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date. However, certain mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be added to or substituted for the mortgage loans that are described in this free writing prospectus. Any addition or substitution will not result in a material difference in the final mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the mortgage loans presented in this free writing prospectus.

As of the cut-off date, the mortgage loans in the mortgage pool had the following characteristics:

Aggregate Current Principal Balance                    $802,343,559
Geographic Concentrations in excess of 10%:
   California                                                 55.41%
Weighted Average Original LTV Ratio                           73.74%
Weighted Average Current Mortgage Rate                        6.595%
Range of Current Mortgage Rates                     4.875% to 8.750%
Average Current Principal Balance                          $408,942
Range of Current Principal Balances           $36,720 to $2,905,000
Weighted Average Remaining Term to Maturity              360 months

Weighted Average FICO Credit Score                              722
Weighted Average Gross Margin                                 2.256%
Weighted Average Maximum Mortgage Rate                       11.595%
Weighted Average Minimum Mortgage Rate                        2.257%

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue the following classes of certificates:

                      INITIAL
                 CLASS CERTIFICATE
              BALANCE/INITIAL NOTIONAL                                                     INITIAL RATING   INITIAL RATING
   CLASS             AMOUNT (1)                                TYPE                           (S&P) (2)      (MOODY'S) (2)
   -----      ------------------------                         ----                        --------------   --------------
OFFERED CERTIFICATES
Class A-1          $140,000,000                   Senior/Variable Pass-Through                   AAA             Aaa
                                                        Rate/Super Senior
Class A-2          $ 62,122,000                   Senior/Variable Pass-Through                   AAA             Aaa
                                                        Rate/Super Senior
Class A-3          $ 22,458,000                   Senior/Variable Pass-Through                   AAA             Aaa
                                                    Rate/Super Senior/Support
Class A-4          $243,791,000                   Senior/Floating Pass-Through                   AAA             Aaa
                                                        Rate/Super Senior
Class A-4X         $243,791,000(3)       Senior/ Notional Amount/ Interest Only/Variable         AAA             Aaa
                                                        Pass-Through Rate
Class A-5          $144,358,000                   Senior/Variable Pass-Through                   AAA             Aaa
                                                      Rate/Super Senior/NAS
Class A-6          $143,079,000                   Senior/Floating Pass-Through                   AAA             Aaa
                                                          Rate/Support
Class A-6X         $143,079,000(4)       Senior/ Notional Amount/ Interest Only/Variable         AAA             Aaa
                                                        Pass-Through Rate
Class A-R          $        100                   Senior/Variable Pass-Through                   AAA             Aaa
                                                          Rate/Residual
Class M            $ 17,250,000              Subordinate/Variable Pass-Through Rate               AA             Aa2
Class B-1          $ 11,233,000              Subordinate/Variable Pass-Through Rate               A               A2
Class B-2          $  6,820,000              Subordinate/Variable Pass-Through Rate              BBB             Baa2

NON-OFFERED CERTIFICATES (5)
Class B-3          $  4,814,000              Subordinate/Variable Pass-Through Rate
Class B-4          $  3,611,000              Subordinate/Variable Pass-Through Rate
Class B-5          $  2,807,459              Subordinate/Variable Pass-Through Rate
Class P (6)        $        100                        Prepayment Charges

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") and Moody's Investors Service, Inc. ("MOODY'S"). The Class B-3, Class B-4, Class B-5 and Class P Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) This class of certificates has a notional amount equal to the class certificate balance of the Class A-4 Certificates.

(4) This class of certificates has a notional amount equal to the class certificate balance of the Class A-6 Certificates.

(5) The Class B-3, Class B-4, Class B-5 and Class P Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

(6) This class of certificates also has a notional amount equal to the aggregate stated principal balance of the mortgage loans that require the payment of a prepayment charge.

The certificates also will have the following characteristics:

                             PASS-THROUGH RATE ON OR                                                       INTEREST
                           BEFORE OPTIONAL TERMINATION    PASS-THROUGH RATE AFTER     INTEREST ACCRUAL      ACCRUAL
          CLASS                        DATE              OPTIONAL TERMINATION DATE         PERIOD         CONVENTION
          -----            ---------------------------   -------------------------   ------------------   ----------
OFFERED CERTIFICATES
Class A-1                              (1)                          (1)              calendar month (2)   30/360 (3)
Class A-2                              (1)                          (1)              calendar month (2)   30/360 (3)
Class A-3                              (1)                          (1)              calendar month (2)   30/360 (3)
Class A-4                        LIBOR + 0.38 (4)            LIBOR + 1.14 (4)         25th to 24th (5)    30/360 (3)
Class A-4X                             (6)                          (6)              calendar month (2)   30/360 (3)
Class A-5                              (1)                          (1)              calendar month (2)   30/360 (3)
Class A-6                        LIBOR + 0.65 (4)            LIBOR + 1.95 (4)         25th to 24th (5)    30/360 (3)
Class A-6X                             (7)                          (7)              calendar month (2)   30/360 (3)
Class A-R                              (1)                          (1)              calendar month (2)   30/360 (3)
Class M                                (1)                          (1)              calendar month (2)   30/360 (3)
Class B-1                              (1)                          (1)              calendar month (2)   30/360 (3)
Class B-2                              (1)                          (1)              calendar month (2)   30/360 (3)

NON-OFFERED CERTIFICATES
Class B-3                              (1)                          (1)              calendar month (2)   30/360 (3)
Class B-4                              (1)                          (1)              calendar month (2)   30/360 (3)
Class B-5                              (1)                          (1)              calendar month (2)   30/360 (3)
Class P                                N/A                          N/A                     N/A               N/A

----------
(1) The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to the weighted average adjusted net mortgage rate of the mortgage loans.

(2) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(3) Interest will accrue at the rate described in this table on the basis of a 360 day year divided into twelve 30 day months.

(4) The pass-through rate on this class of certificates may adjust monthly based on the level of one-month LIBOR, subject to a cap. LIBOR for the related accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Calculation of One-Month LIBOR."

(5) The accrual period for any distribution date will be the period commencing on the 25th day of the month prior to the month of that distribution date and ending on the 24th day of the month of that distribution date.

(6) The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to (a) the weighted average adjusted net mortgage rate of the mortgage loans minus (b) the pass-through rate for the Class A-4 Certificates for that distribution date, subject to a minimum pass-through rate of 0.00%; provided, however, that interest distributable to this class of certificates on any distribution date will be deposited into the carryover shortfall reserve fund to pay carryover shortfall amount, if any, to the Class A-4 Certificates.

(7) The pass-through rate for this class of certificates for the interest accrual period related to any distribution date will be a per annum rate equal to (a) the weighted average adjusted net mortgage rate of the mortgage loans minus (b) the pass-through rate for the Class A-6 Certificates for that distribution date, subject to a minimum pass-through rate of 0.00%; provided, however, that interest distributable to this class of certificates on any distribution date will be deposited into the carryover shortfall reserve fund to pay carryover shortfall amount, if any, to the Class A-6 Certificates.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

         DESIGNATION                   CLASSES OF CERTIFICATES
         -----------           ---------------------------------------
     Senior Certificates              Class A-1, Class A-2, Class
                                A-3, Class A-4, Class A-4X, Class A-5,
                                           Class A-6, Class
                                   A-6X and Class A-R Certificates

 Subordinated Certificates         Class M and Class B Certificates

    Class B Certificates                Class B-1, Class B-2,
                                       Class B-3, Class B-4 and
                                        Class B-5 Certificates

     LIBOR Certificates          Class A-4 and Class A-6 Certificates

Notional Amount Certificates    Class A-4X and Class A-6X Certificates

    Offered Certificates       Senior Certificates, Class M, Class B-1
                                      and Class B-2 Certificates

RECORD DATE

The record date for each class of certificates and any distribution date will be the last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class A-R Certificates:

$25,000 and multiples of $1.00 in excess thereof.

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company.

Class A-R Certificates:

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer.

DISTRIBUTION DATES

We will make distributions on the 25th day of each month. If the 25th day of a month is not a business day, then we will make distributions on the next business day. The first distribution is scheduled for July 25, 2006.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in August 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table on page 7.

On each distribution date, to the extent funds are available, each class of interest-bearing certificates will be entitled to receive:

     - interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, of such class immediately prior to that distribution date; and

     -    any interest remaining unpaid from prior distribution dates; less

     - any net interest shortfalls allocated to that class for that distribution date.

Allocation of Interest Shortfalls:

For any distribution date, the interest entitlement for each class of certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans resulting from:

     -    prepayments on the mortgage loans; and

     - reductions in the interest rate on the mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for the mortgage loans on any distribution date will be allocated pro rata among all classes of senior and subordinate certificates entitled to receive distributions of interest on that distribution date, based on their respective entitlements, in each case before taking into account any reduction in the amounts from net interest shortfalls.

If on any distribution date, available funds are not sufficient to make a full distribution of the interest entitlement on the certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed on each class of certificates of equal priority, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next distribution date. Any unpaid interest amount carried forward will not bear interest.

CORRIDOR CONTRACTS

The issuing entity will have the benefit of two separate interest rate corridor contracts, each of which will be entered into by the issuing entity on the closing date:

     -    the Class A-4 corridor contract, and

     -    the Class A-6 corridor contract.

On or prior to the applicable corridor contract termination date, amounts received in respect of a corridor contract will be available as described in this free writing prospectus to make payments of the yield supplement amount to the related class of certificates if LIBOR (as calculated for the interest accrual period related to that distribution date) exceeds the applicable strike rate, subject to the applicable ceiling rate.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, principal collections from the mortgage loans are allocated to the senior certificates (other than the notional amount certificates) as set forth below, and any remainder is allocated to the subordinated certificates:

     - in the case of scheduled principal collections on the mortgage loans, the amount allocated to the senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates (other than the notional amount certificates) to the aggregate class certificate balance of all of the certificates (other than the notional amount certificates); and

     - in the case of principal prepayments on the mortgage loans, the amount allocated to the senior certificates is based on a fixed percentage (equal to 100%) until the seventh anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing,

     - no decrease in the senior prepayment percentage will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied; and

     - if the subordination percentage meets a certain threshold and certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied (referred to as the "TWO-TIMES TEST"), the senior prepayment percentage will step down prior to the seventh anniversary of the first distribution date, and will be a smaller percentage than would be the case if the two times test were not met.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The notional amount certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on their respective outstanding notional amounts, which are calculated as described in this free writing prospectus under "Description of the Certificates -- Notional Amount Certificates."

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will generally consist of the following amounts (after the fees and expenses described under the next heading are subtracted):

     - all scheduled installments of interest and principal due and received on the mortgage loans in the applicable period, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

     - net proceeds from the liquidation of defaulted mortgage loans during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

     -    subsequent recoveries with respect to the mortgage loans;

     - partial or full prepayments of the mortgage loans collected during the applicable period, together with interest paid in connection with the prepayments (other than certain excess amounts payable to the master servicer) and the compensating interest; and

     - any substitution adjustment amount or purchase price in respect of a deleted mortgage loan or a mortgage loan repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

     - the master servicing fee and additional servicing compensation) due to the master servicer;

     -    the trustee fee due to the trustee;

     -    lender paid mortgage insurance premiums, if any;

     - the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement;

     - all prepayment charges (which are distributable only to the Class P Certificates); and

     - all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from the amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan equal to one-twelfth of the stated principal balance of that mortgage loan multiplied by 0.375% per annum (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges (other than prepayment charges) and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans

Source and Priority of Distributions:

The master servicing fee and the additional servicing compensation described above will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds will be distributed in the following order:

     - to interest on the interest-bearing classes of senior certificates, pro rata, based on their respective interest entitlements; provided, however, that any interest distributable to the Class A-4X and Class A-6X Certificates will instead be deposited into the carryover shortfall reserve fund to pay any carryover shortfall amount to the Class A-4 and Class A-6 Certificates, respectively.

     - to principal of the classes of senior certificates (other than the notional amount certificates), in the order and subject to the priorities set forth below;

     - from remaining available funds to interest on and then principal of each class of subordinated certificates, in the order of their priority of distributions, beginning with the Class M Certificates, in each case subject to the limitations set forth below;

     -    from any remaining available funds, to the Class A-R Certificates; and

     -    from funds in the carryover shortfall reserve fund:

          (a) in respect of the Class A-4X Certificates, sequentially,

               (1) to the Class A-4 Certificates to the extent of the carryover shortfall amount for that class remaining unpaid after applying the proceeds, if any, of the related corridor contract, and

               (2) to the Class A-4X Certificates, the remaining amount; and

          (b) in respect of the Class A-6X Certificates, sequentially,

               (1) to the Class A-6 Certificates, to the extent of the carryover shortfall amount for that class remaining unpaid after applying the proceeds, if any, of the related corridor contract, and

               (2) to the Class A-6X Certificates, the remaining amount.

Principal

On each distribution date, the principal amount will be distributed as described above under "--Priority of Distributions Among Certificates" as principal first with respect to the classes of senior certificates (other than the notional amount certificates) in an amount up to the senior principal distribution amount, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount.

Senior Certificates:

On each distribution date, the principal amount, up to the amount of the senior principal distribution amount, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

(1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

(2) up to $1,000 on each distribution date as follows:

     (a) to the Class A-4 Certificates, until its class certificate balance is reduced to zero;

     (b) to the Class A-5 Certificates, the priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates -- Principal" in this free writing prospectus), until its class certificate balance is reduced to zero;

     (c) to the Class A-6 Certificates, until its class certificate balance is reduced to zero; and

     (d) to the Class A-5 Certificates, without regard to the priority amount, until its class certificate balance is reduced to zero;

(3) up to the amounts set forth below for each distribution date, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero:

     (a) on each distribution date from and including July 2006 to and including June 2007, $3,390,000;

      (b) on each distribution date from and including July 2007 to and including June 2008, $3,225,000;

     (c) on each distribution date from and including July 2008 to and including June 2009, $3,060,000;

     (d) on each distribution date from and including July 2009 to and including June 2010, $2,910,000;

     (e) on each distribution date from and including July 2010 to and including June 2011, $2,765,000;

     (f) on each distribution date from and including July 2011 to and including June 2012, $1,915,000; and

     (g) on the distribution date in July 2012 and on each distribution date thereafter, $1,450,000;

(4) to the Class A-4 Certificates, until its class certificate balance is reduced to zero;

(5) to the Class A-5 Certificates, the priority amount, until its class certificate balance is reduced to zero;

(6) to the Class A-6 Certificates, until its class certificate balance is reduced to zero;

(7) to the Class A-5 Certificates, without regard to the priority amount, until its class certificate balance is reduced to zero; and

(8) concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date, to the extent of available funds available therefor, the principal amount, up to the subordinated principal distribution amount, will be distributed as principal of the subordinated certificates in order of seniority, beginning with the Class M Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "RESTRICTED CLASSES"), the restricted classes will not receive distributions of principal prepayments. Instead, the portion of principal prepayments otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans will be allocated in the following order or priority:

     - to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding, with the lowest distribution priority, until their respective class certificate balances are reduced to zero,

     - to the Class A-6 Certificates, until its class certificate balance is reduced to zero, and

     - to the remaining classes of senior certificates (other than the notional amount certificates), pro rata, until their respective class certificate balances are reduced to zero, except that realized losses that would otherwise be allocated to the Class A-1 and Class A-2 Certificates will instead be allocated to the Class A-3 Certificates until its class certificate balance is reduced to zero.

In addition, if, on any distribution date, following all distributions and the allocation of realized losses, the aggregate class certificate balance of all classes of certificates exceeds the pool principal balance, then the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of the excess.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, and second to the senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Realized Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage (which determines the allocation of the principal prepayments between the senior certificates and the subordinated certificates) will equal or exceed the senior percentage (which represents the senior certificates' (other than the notional amount certificates) pro rata percentage interest in the mortgage loans). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage loans evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower. The purchase price for any mortgage loans repurchased by a seller or purchased by the master servicer will generally be equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the corridor contracts, the assets in the corridor contract reserve fund and the assets in the carryover shortfall reserve fund) will consist of one or more REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-4 and Class A-6 Certificates will also represent the right to receive yield supplement amounts and carryover shortfall amounts. The Class A-4X and Class A-6X Certificates will also represent the obligation to pay carryover shortfall amounts. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M Certificates will be mortgage related securities for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                            CURRENT MORTGAGE RATES(1)

                                                                                         WEIGHTED            WEIGHTED
                                                                                         AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE                     AVERAGE     REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE      MATURITY   CREDIT     VALUE
CURRENT MORTGAGE RATE (%)         LOANS      OUTSTANDING       POOL     OUTSTANDING($)   (MONTHS)    SCORE   RATIO(%)
-------------------------       ---------  ---------------  ----------  --------------  ---------  --------  --------
4.875.........................        2    $    579,440.06      0.07%     289,720.03       359        734      75.91
5.000.........................        1         608,000.00      0.08      608,000.00       360        788      67.56
5.125.........................        2         517,267.47      0.06      258,633.74       358        666      61.61
5.250.........................        2         275,220.00      0.03      137,610.00       359        687      74.53
5.375.........................        6       1,497,997.89      0.19      249,666.32       359        692      78.86
5.500.........................       13       2,914,170.95      0.36      224,167.00       359        720      69.36
5.510.........................        1         154,975.00      0.02      154,975.00       359        651      88.57
5.595.........................        1         204,580.97      0.03      204,580.97       358        694      82.00
5.625.........................       10       3,399,244.36      0.42      339,924.44       358        711      64.72
5.750.........................       30      10,135,770.69      1.26      337,859.02       359        723      76.85
5.845.........................        2         371,308.50      0.05      185,654.25       358        667      84.55
5.875.........................       67      20,331,287.68      2.53      303,452.05       359        727      73.03
5.885.........................        1         374,899.66      0.05      374,899.66       359        657      86.21
5.905.........................        1         436,451.00      0.05      436,451.00       356        690      89.99
5.990.........................        1          98,600.00      0.01       98,600.00       360        693      85.00
6.000.........................       60      23,059,105.79      2.87      384,318.43       359        722      71.40
6.120.........................        1         308,848.82      0.04      308,848.82       355        704      85.00
6.125.........................       90      42,413,852.19      5.29      471,265.02       359        735      71.26
6.130.........................        1         112,465.55      0.01      112,465.55       359        645      90.00
6.250.........................      194      78,098,794.49      9.73      402,571.11       359        728      72.98
6.375.........................      280     128,581,242.78     16.03      459,218.72       360        732      73.83
6.385.........................        1         481,500.00      0.06      481,500.00       360        635      90.00
6.500.........................      268     115,176,524.59     14.36      429,763.15       360        725      74.40
6.555.........................        1         132,100.00      0.02      132,100.00       359        663      89.86
6.625.........................      183      77,681,420.08      9.68      424,488.63       360        716      74.32
6.635.........................        1         151,200.00      0.02      151,200.00       358        681      90.00
6.750.........................      213      82,424,975.13     10.27      386,971.71       360        722      75.27
6.875.........................      224      90,480,045.73     11.28      403,928.78       359        720      72.15
6.970.........................        1          89,992.65      0.01       89,992.65       355        712      90.00
7.000.........................       68      26,547,416.56      3.31      390,403.18       360        704      74.57

                                                                                         WEIGHTED            WEIGHTED
                                                                                         AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE                     AVERAGE     REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE      MATURITY   CREDIT     VALUE
CURRENT MORTGAGE RATE (%)         LOANS      OUTSTANDING       POOL     OUTSTANDING($)   (MONTHS)    SCORE   RATIO(%)
-------------------------       ---------  ---------------  ----------  --------------  ---------  --------  --------
7.125.........................       29      12,004,988.20      1.50      413,965.11       360        733      75.25
7.225.........................        1         206,000.00      0.03      206,000.00       358        763      89.57
7.250.........................       50      22,713,273.11      2.83      454,265.46       360        725      73.04
7.375.........................       45      16,813,790.32      2.10      373,639.78       360        719      75.39
7.500.........................       24      13,397,750.75      1.67      558,239.61       360        697      73.71
7.625.........................       10       3,935,736.23      0.49      393,573.62       360        705      78.35
7.750.........................       26      11,734,268.00      1.46      451,318.00       360        698      69.10
7.875.........................       22       6,447,498.54      0.80      293,068.12       360        679      77.96
7.945.........................        1         173,850.00      0.02      173,850.00       359        713      95.00
7.955.........................        1         231,650.00      0.03      231,650.00       360        763      89.99
8.000.........................       25       6,807,617.00      0.85      272,304.68       360        690      79.01
8.010.........................        1         176,688.44      0.02      176,688.44       359        708      95.00
8.020.........................        1          61,750.00      0.01       61,750.00       360        703      95.00
                                  -----    ---------------    ------
   TOTAL......................    1,962    $802,343,559.18    100.00%
                                  =====    ===============    ======

----------
(1) Each lender acquired mortgage insurance mortgage loan is shown in the preceding table at the current Mortgage Rate net of the interest premium charged by the related lender. As of the cut-off date, the weighted average current Mortgage Rate of the Mortgage Loans (as so adjusted) was approximately 6.593% per annum. Without the adjustment, the weighted average current Mortgage Rate of the Mortgage Loans was approximately 6.595% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                                                                   WEIGHTED            WEIGHTED
                                                                                        WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
RANGE OF CURRENT MORTGAGE LOAN   MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
PRINCIPAL BALANCES ($)            LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
------------------------------  ---------  ---------------  ----------  --------------  --------  ---------  --------  --------
        0.01 - 50,000.........        1    $     36,720.00      0.00%       36,720.00     7.250      360        682      80.00
   50,000.01 - 100,000.00.....       52       4,395,240.16      0.55        84,523.85     6.717      359        711      67.53
  100,000.01 - 150,000.00.....      166      21,219,902.62      2.64       127,830.74     6.622      359        719      73.64
  150,000.01 - 200,000.00.....      224      39,642,625.93      4.94       176,976.01     6.587      359        713      74.89
  200,000.01 - 250,000.00.....      211      47,506,302.17      5.92       225,148.35     6.584      359        709      76.74
  250,000.01 - 300,000.00.....      182      50,439,161.47      6.29       277,138.25     6.540      359        711      74.90
  300,000.01 - 350,000.00.....      147      47,882,287.37      5.97       325,729.85     6.564      359        709      74.72
  350,000.01 - 400,000.00.....      151      57,129,576.20      7.12       378,341.56     6.609      359        711      74.80
  400,000.01 - 450,000.00.....      131      56,233,406.01      7.01       429,262.64     6.579      360        708      73.11
  450,000.01 - 500,000.00.....      150      71,674,989.80      8.93       477,833.27     6.659      360        723      74.98
  500,000.01 - 550,000.00.....      105      55,271,074.37      6.89       526,391.18     6.528      360        721      74.47
  550,000.01 - 600,000.00.....      104      59,926,992.84      7.47       576,221.09     6.639      360        721      74.39
  600,000.01 - 650,000.00.....       89      56,131,357.19      7.00       630,689.41     6.583      360        729      72.38
  650,000.01 - 700,000.00.....       45      30,693,133.44      3.83       682,069.63     6.659      360        730      74.82
  700,000.01 - 750,000.00.....       40      29,088,827.87      3.63       727,220.70     6.511      360        733      73.17
  750,000.01 - 1,000,000.00...      113      99,793,690.46     12.44       883,130.00     6.585      360        735      73.97
1,000,000.01 - 1,500,000.00...       37      47,301,021.28      5.90     1,278,405.98     6.658      360        746      69.01
1,500,000.01 - 2,000,000.00...        9      15,734,375.00      1.96     1,748,263.89     6.482      360        748      62.30
Above 2,000,000.01............        5      12,242,875.00      1.53     2,448,575.00     6.709      359        726      72.56
                                  -----    ---------------    ------
   TOTAL......................    1,962    $802,343,559.18    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the average current mortgage loan principal balance of the Mortgage Loans was approximately $408,942.

                              FICO CREDIT SCORES(1)

                                                                                                   WEIGHTED            WEIGHTED
                                                                                        WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
RANGE OF FICO CREDIT SCORES       LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
---------------------------     ---------  ---------------  ----------  --------------  --------  ---------  --------  --------
541-560.......................        1    $    115,627.41      0.01%     115,627.41      6.125      352        558      75.00
581-600.......................        1         220,000.00      0.03      220,000.00      5.750      359        593      51.76
601-620.......................       19       7,487,984.05      0.93      394,104.42      6.867      360        612      72.33
621-640.......................       99      32,663,009.05      4.07      329,929.38      6.639      360        631      75.24
641-660.......................      143      47,582,973.61      5.93      332,748.07      6.706      360        650      73.19
661-680.......................      229      82,178,638.52     10.24      358,858.68      6.688      359        671      74.34
681-700.......................      228      85,536,945.34     10.66      375,162.04      6.607      359        691      75.47
701-720.......................      319     139,189,410.75     17.35      436,330.44      6.594      359        711      73.25
721-740.......................      257     103,271,378.51     12.87      401,834.16      6.627      360        730      75.16
741-760.......................      219      99,093,782.83     12.35      452,483.03      6.544      360        751      74.35
761-780.......................      216     100,013,837.99     12.47      463,027.03      6.562      360        771      72.91
781-800.......................      178      81,831,838.53     10.20      459,729.43      6.484      360        789      71.71
801-820.......................       49      22,468,021.84      2.80      458,531.06      6.463      360        806      70.12
821-840.......................        1         234,000.00      0.03      234,000.00      6.250      360        823      53.98
Not Available.................        3         456,110.75      0.06      152,036.92      6.501      359        N/A      63.43
                                  -----    ---------------    ------
   TOTAL......................    1,962    $802,343,559.18    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average FICO Credit Score of the Mortgage Loans was approximately 722.

                             DOCUMENTATION PROGRAMS

                                                                                                   WEIGHTED            WEIGHTED
                                                                                        WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
DOCUMENTATION PROGRAMS            LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------------          ---------  ---------------  ----------  --------------  --------  ---------  --------  --------
CLUES.........................       13    $  4,769,174.42      0.59%     366,859.57      6.409      358        652      75.53
Full/Alternative..............      644     243,091,467.60     30.30      377,471.22      6.417      360        712      75.09
No Income/No Asset............       59      14,455,564.28      1.80      245,009.56      6.989      359        709      66.50
Preferred.....................      549     261,058,595.78     32.54      475,516.57      6.443      360        750      72.66
Reduced.......................      665     267,958,470.04     33.40      402,945.07      6.877      359        709      73.99
Stated Income/Stated Asset....       27       9,423,941.70      1.17      349,034.88      6.859      360        659      72.72
Streamlined...................        5       1,586,345.36      0.20      317,269.07      6.524      360        663      69.64
                                  -----    ---------------    ------
   TOTAL......................    1,962    $802,343,559.18    100.00%
                                  =====    ===============    ======

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                                                                   WEIGHTED            WEIGHTED
                                                                                        WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
------------------------        ---------  ---------------  ----------  --------------  --------  ---------  --------  --------
50.00 or Less.................      108    $ 38,081,337.83      4.75%     352,604.98      6.494      359        735      39.61
50.01 to 55.00................       46      17,590,590.10      2.19      382,404.13      6.444      360        732      52.80
55.01 to 60.00................       64      34,688,996.63      4.32      542,015.57      6.692      360        725      58.19
60.01 to 65.00................       84      42,783,711.91      5.33      509,329.90      6.485      359        723      63.06
65.01 to 70.00................      159      78,624,776.76      9.80      494,495.45      6.656      360        722      68.43
70.01 to 75.00................      202     101,810,400.01     12.69      504,011.88      6.674      360        722      73.70
75.01 to 80.00................    1,236     473,633,020.46     59.03      383,198.24      6.576      360        721      79.71
80.01 to 85.00................        9       2,047,177.96      0.26      227,464.22      6.670      358        684      83.49
85.01 to 90.00................       26       6,658,685.33      0.83      256,103.28      6.902      359        698      89.53
90.01 to 95.00................       27       6,262,619.09      0.78      231,948.86      6.884      359        729      94.72
95.00 to 100.00...............        1         162,243.10      0.02      162,243.10      6.375      358        743     100.00
                                  -----    ---------------    ------
   TOTAL......................    1,962    $802,343,559.18    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average original Loan-to-Value Ratio of the Mortgage Loans was approximately 73.74%.

(2) Does not take into account any secondary financing on the Mortgage Loans that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                                                                 WEIGHTED            WEIGHTED
                                                                                      WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      PERCENT      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL        OF        PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
GEOGRAPHIC AREA                   LOANS      OUTSTANDING      POOL    OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
---------------                 ---------  ---------------  --------  --------------  --------  ---------  --------  --------
Alabama.......................        9    $  1,763,620.00     0.22%    195,957.78      6.530      359        729      81.35
Alaska........................        2         712,000.00     0.09     356,000.00      8.000      360        724      80.00
Arizona.......................       86      25,468,094.52     3.17     296,140.63      6.745      359        708      75.91
California....................      850     444,601,915.46    55.41     523,061.08      6.581      360        725      72.63
Colorado......................       42      16,046,757.66     2.00     382,065.66      6.543      360        715      72.68
Connecticut...................       21       8,108,262.73     1.01     386,107.75      6.627      360        731      75.74
District Of Columbia..........        6       2,730,786.50     0.34     455,131.08      6.930      360        678      76.41
Florida.......................      164      52,535,623.17     6.55     320,339.17      6.686      359        721      74.52
Georgia.......................       43      13,036,078.96     1.62     303,164.63      6.420      360        728      76.19
Hawaii........................       20      10,960,302.35     1.37     548,015.12      6.761      360        720      73.59
Idaho.........................       20       5,494,119.81     0.68     274,705.99      6.787      360        707      73.96
Illinois......................       18       9,929,298.68     1.24     551,627.70      6.782      359        699      73.32
Indiana.......................        4         596,829.14     0.07     149,207.29      6.776      359        712      72.84
Iowa..........................        1         122,000.00     0.02     122,000.00      6.250      360        673      80.00
Kansas........................        5       1,163,827.23     0.15     232,765.45      6.438      360        701      75.28
Kentucky......................       11       2,012,152.13     0.25     182,922.92      6.291      359        722      81.44
Louisiana.....................        3         492,717.75     0.06     164,239.25      6.006      356        694      80.00
Maine.........................        2         780,000.00     0.10     390,000.00      6.747      360        681      84.98
Maryland......................       39      13,371,311.37     1.67     342,854.14      6.539      359        703      77.46
Massachusetts.................       46      15,322,982.28     1.91     333,108.31      6.893      359        720      73.48
Michigan......................       17       4,011,180.00     0.50     235,951.76      6.608      360        728      72.97
Minnesota.....................        8       2,283,630.37     0.28     285,453.80      6.310      360        746      73.22
Mississippi...................        1          94,398.83     0.01      94,398.83      6.000      351        719      80.00
Missouri......................        7       1,878,150.00     0.23     268,307.14      6.702      359        711      77.11
Montana.......................        1         237,000.00     0.03     237,000.00      6.500      360        717      65.83
Nebraska......................        3         383,000.00     0.05     127,666.67      6.479      359        708      84.80
Nevada........................       94      30,691,279.92     3.83     326,502.98      6.831      359        711      77.32
New Hampshire.................        6       2,110,145.14     0.26     351,690.86      6.595      359        697      73.23
New Jersey....................       36      14,373,677.17     1.79     399,268.81      6.621      360        716      73.38
New Mexico....................        2         248,427.00     0.03     124,213.50      6.999      360        721      79.21
New York......................       29      12,407,268.16     1.55     427,836.83      6.596      359        723      74.01
North Carolina................       22       7,082,925.00     0.88     321,951.14      6.596      359        721      73.12
Ohio..........................       20       4,069,567.68     0.51     203,478.38      6.507      360        705      79.65
Oklahoma......................        1          82,923.13     0.01      82,923.13      6.375      359        702      71.24

                                                                                                 WEIGHTED            WEIGHTED
                                                                                      WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      PERCENT      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL        OF        PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
GEOGRAPHIC AREA                   LOANS      OUTSTANDING      POOL    OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
---------------                 ---------  ---------------  --------  --------------  --------  ---------  --------  --------
Oregon........................       57      14,684,718.38     1.83     257,626.64      6.403      360        726      76.39
Pennsylvania..................        6       1,961,308.00     0.24     326,884.67      6.155      360        720      66.95
Rhode Island..................        6       1,484,615.74     0.19     247,435.96      6.471      360        726      73.75
South Carolina................       14       3,189,508.00     0.40     227,822.00      6.509      359        730      71.61
Tennessee.....................        6       1,689,772.94     0.21     281,628.82      6.497      359        710      80.91
Texas.........................       46      14,182,692.32     1.77     308,319.40      6.510      359        726      73.50
Utah..........................       17       2,946,604.65     0.37     173,329.69      6.584      359        705      78.89
Virginia......................       51      20,368,873.50     2.54     399,389.68      6.278      359        730      75.87
Washington....................      113      35,255,428.46     4.39     311,994.94      6.483      359        728      75.16
West Virginia.................        4       1,070,465.00     0.13     267,616.25      6.510      359        673      78.41
Wisconsin.....................        3         307,320.05     0.04     102,440.02      6.305      359        692      74.93
                                  -----    ---------------   ------
   TOTAL......................    1,962    $802,343,559.18   100.00%
                                  =====    ===============   ======

----------
(1) As of the cut-off date, no more than approximately 1.172% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                                  LOAN PURPOSE

                                                                                                 WEIGHTED            WEIGHTED
                                                                                      WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      PERCENT      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL        OF        PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING      POOL    OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
------------                    ---------  ---------------  --------  --------------  --------  ---------  --------  --------
Refinance (cash-out)..........      569    $220,974,021.73    27.54%    388,355.05      6.604      359        706      68.56
Purchase......................    1,150     475,351,264.18    59.25     413,348.93      6.602      360        732      76.99
Refinance (rate/term).........      243     106,018,273.27    13.21     436,289.19      6.544      359        712      70.00
                                  -----    ---------------   ------
   TOTAL......................    1,962    $802,343,559.18   100.00%
                                  =====    ===============   ======

                          TYPES OF MORTGAGED PROPERTIES

                                                                                                 WEIGHTED            WEIGHTED
                                                                                      WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      PERCENT      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL        OF        PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING      POOL    OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
-------------                   ---------  ---------------  --------  --------------  --------  ---------  --------  --------
2-4 Family Residence..........       88    $ 37,510,487.53     4.68%    426,255.54      6.938      359        728      70.13
Condominium Hotel.............        5       1,310,020.06     0.16     262,004.01      7.023      359        772      74.29
High-Rise Condominium.........       26      12,052,577.30     1.50     463,560.67      6.390      360        741      71.50
Low-Rise Condominium..........      279      95,844,408.15    11.95     343,528.34      6.542      359        731      76.03
Planned Unit Development......      559     241,705,759.06    30.12     432,389.55      6.595      360        721      74.44
Single Family Residence.......    1,005     413,920,307.08    51.59     411,861.00      6.581      360        720      73.20
                                  -----    ---------------   ------
   TOTAL......................    1,962    $802,343,559.18   100.00%
                                  =====    ===============   ======

                               OCCUPANCY TYPES(1)

                                                                                                   WEIGHTED            WEIGHTED
                                                                                        WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
--------------                  ---------  ---------------  ----------  --------------  --------  ---------  --------  --------
Investment Property...........      173    $ 53,115,724.09      6.62%     307,027.31      7.050      359        728      70.33
Primary Residence.............    1,648     695,906,370.38     86.73      422,273.28      6.554      360        721      74.06
Secondary Residence...........      141      53,321,464.71      6.65      378,166.42      6.670      360        734      73.06
                                  -----    ---------------    ------
   TOTAL......................    1,962    $802,343,559.18    100.00%
                                  =====    ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                                                                            WEIGHTED
                                                                                        WEIGHTED  WEIGHTED   AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT    FICO    LOAN-TO-
REMAINING TERM                   MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)    SCORE   RATIO(%)
--------------------            ---------  ---------------  ----------  --------------  --------  --------  --------
360...........................    1,121    $508,053,337.20     63.32%     453,214.40      6.634      724      73.78
359...........................      671    $243,736,734.42     30.38      363,244.02      6.552      720      73.42
358...........................      131    $ 38,662,088.50      4.82      295,130.45      6.453      717      75.21
357...........................       13    $  3,294,729.64      0.41      253,440.74      6.440      708      80.48
356...........................       11    $  3,554,236.33      0.44      323,112.39      6.315      712      73.64
355...........................        4    $  1,913,841.47      0.24      478,460.37      6.296      705      57.03
354...........................        1    $    206,741.94      0.03      206,741.94      6.000      698      75.64
353...........................        2    $    464,722.00      0.06      232,361.00      6.126      681      78.80
352...........................        2    $    308,415.16      0.04      154,207.58      5.891      635      78.13
351...........................        2    $    439,065.49      0.05      219,532.75      5.804      714      80.00
350...........................        1    $    383,763.42      0.05      383,763.42      5.625      713      80.00
348...........................        3    $  1,325,883.61      0.17      441,961.20      6.146      690      77.22
                                  -----    ---------------    ------
   TOTAL......................    1,962    $802,343,559.18    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average remaining term to maturity of the Mortgage Loans was approximately 360 months.

                                  LOAN PROGRAMS

                                                                                                   WEIGHTED            WEIGHTED
                                                                                        WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
LOAN PROGRAM                      LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
------------                    ---------  ---------------  ----------  --------------  --------  ---------  --------  --------
One-Year LIBOR................    1,945    $797,408,456.18     99.38%     409,978.64      6.595      360        723      73.72
One-Year CMT..................       17       4,935,103.00      0.62      290,300.18      6.507      359        692      77.41
                                  -----    ---------------    ------
   TOTAL......................    1,962    $802,343,559.18    100.00%
                                  =====    ===============    ======

                                GROSS MARGINS(1)

                                                                                                   WEIGHTED            WEIGHTED
                                                                                        WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
GROSS MARGIN (%)                  LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------                ---------  ---------------  ----------  --------------  --------  ---------  --------  --------
1.875.........................        1    $  1,250,000.00      0.16%    1,250,000.00     6.125      355        711      43.55
2.250.........................    1,923     791,710,846.59     98.67       411,706.11     6.595      360        723      73.69
2.625.........................        1         308,848.82      0.04       308,848.82     6.250      355        704      85.00
2.750.........................       25       6,436,307.02      0.80       257,452.28     6.386      359        694      78.72
2.875.........................        6       1,689,018.31      0.21       281,503.05     6.610      358        664      89.02
3.125.........................        3         536,250.00      0.07       178,750.00     7.946      359        750      88.91
3.250.........................        3         412,288.44      0.05       137,429.48     8.697      359        709      95.00
                                  -----    ---------------    ------
   TOTAL......................    1,962    $802,343,559.18    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average gross margin of the Mortgage Loans was approximately 2.256%.

                          INITIAL RATE ADJUSTMENT DATES

                                                                                                   WEIGHTED            WEIGHTED
                                                                                        WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE                     AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL     PERCENT OF     PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE       MORTGAGE       BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
INITIAL RATE ADJUSTMENT DATE      LOANS      OUTSTANDING       POOL     OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------------------    ---------  ---------------  ----------  --------------  --------  ---------  --------  --------
June 1, 2012..................        1    $    268,483.61      0.03%      268,483.61     5.875      348        691      68.00
August 1, 2012................        1         383,763.42      0.05       383,763.42     5.625      350        713      80.00
September 1, 2012.............        2         439,065.49      0.05       219,532.75     5.804      351        714      80.00
October 1, 2012...............        2         308,415.16      0.04       154,207.58     5.891      352        635      78.13
November 1, 2012..............        2         464,722.00      0.06       232,361.00     6.126      353        681      78.80
December 1, 2012..............        1         206,741.94      0.03       206,741.94     6.000      354        698      75.64
January 1, 2013...............        3         663,841.47      0.08       221,280.49     6.619      355        694      82.41
February 1, 2013..............        9       2,467,785.33      0.31       274,198.37     6.288      356        696      82.36
March 1, 2013.................       12       2,855,561.04      0.36       237,963.42     6.449      357        707      80.55
April 1, 2013.................      126      35,602,560.56      4.44       282,560.00     6.446      358        715      75.22
May 1, 2013...................      529     149,117,366.23     18.59       281,885.38     6.584      359        714      73.69
June 1, 2013..................      555     177,480,736.80     22.12       319,785.11     6.795      360        705      74.53
July 1, 2013..................      108      29,582,098.60      3.69       273,908.32     6.836      360        722      76.00
June 1, 2015..................        2       1,057,400.00      0.13       528,700.00     6.215      348        690      79.57
January 1, 2016...............        1       1,250,000.00      0.16     1,250,000.00     6.125      355        711      43.55
February 1, 2016..............        2       1,086,451.00      0.14       543,225.50     6.375      356        747      53.83
March 1, 2016.................        1         439,168.60      0.05       439,168.60     6.375      357        716      80.00
April 1, 2016.................        5       3,059,527.94      0.38       611,905.59     6.530      358        742      75.09
May 1, 2016...................      142      94,619,368.19     11.79       666,333.58     6.501      359        730      72.99
June 1, 2016..................      441     290,801,859.80     36.24       659,414.65     6.516      360        736      73.08
July 1, 2016..................       17      10,188,642.00      1.27       599,331.88     6.620      360        718      74.26
                                  -----    ---------------    ------
   TOTAL......................    1,962    $802,343,559.18    100.00%
                                  =====    ===============    ======

                     MONTHS TO INITIAL RATE ADJUSTMENT DATE

                                                                                                 WEIGHTED            WEIGHTED
                                                                                      WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      PERCENT      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL        OF        PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
RANGE OF NUMBER OF MONTHS TO     MORTGAGE      BALANCE      MORTGAGE      BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
INITIAL RATE ADJUSTMENT DATE      LOANS      OUTSTANDING      POOL    OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
----------------------------    ---------  ---------------  --------  --------------  --------  ---------  --------  --------
72 - 120......................    1,962    $802,343,559.18   100.00%    408,941.67      6.595      360        722      73.74
                                  -----    ---------------   ------
   TOTAL......................    1,962    $802,343,559.18   100.00%
                                  =====    ===============   ======

                            MAXIMUM MORTGAGE RATES(1)

                                                                                                 WEIGHTED            WEIGHTED
                                                                                      WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      PERCENT      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL        OF        PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
MAXIMUM MORTGAGE RATE (%)         LOANS      OUTSTANDING      POOL    OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
-------------------------       ---------  ---------------  --------  --------------  --------  ---------  --------  --------
 9.875........................        2    $    579,440.06     0.07%    289,720.03      4.875      359        734      75.91
10.000........................        1         608,000.00     0.08     608,000.00      5.000      360        788      67.56
10.125........................        2         517,267.47     0.06     258,633.74      5.125      358        666      61.61
10.250........................        2         275,220.00     0.03     137,610.00      5.250      359        687      74.53
10.375........................        6       1,497,997.89     0.19     249,666.32      5.375      359        692      78.86
10.500........................       13       2,914,170.95     0.36     224,167.00      5.500      359        720      69.36
10.625........................       10       3,399,244.36     0.42     339,924.44      5.625      358        711      64.72
10.750........................       30      10,135,770.69     1.26     337,859.02      5.750      359        723      76.85
10.875........................       68      20,535,868.65     2.56     301,998.07      5.875      359        726      73.12
11.000........................       61      23,214,080.79     2.89     380,558.70      6.000      359        722      71.51
11.125........................       92      42,785,160.69     5.33     465,056.09      6.125      359        734      71.37
11.250........................      195      78,407,643.31     9.77     402,090.48      6.250      359        728      73.03
11.375........................      282     129,392,593.44    16.13     458,838.98      6.375      360        731      73.92
11.500........................      270     115,387,590.14    14.38     427,361.44      6.500      360        724      74.42
11.625........................      183      77,681,420.08     9.68     424,488.63      6.625      360        716      74.32
11.750........................      213      82,424,975.13    10.27     386,971.71      6.750      360        722      75.27
11.875........................      226      91,093,645.73    11.35     403,069.23      6.875      359        719      72.27
12.000........................       68      26,547,416.56     3.31     390,403.18      7.000      360        704      74.57
12.125........................       30      12,156,188.20     1.52     405,206.27      7.125      360        733      75.43

                                                                                                 WEIGHTED            WEIGHTED
                                                                                      WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      PERCENT      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL        OF        PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
MAXIMUM MORTGAGE RATE (%)         LOANS      OUTSTANDING      POOL    OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
-------------------------       ---------  ---------------  --------  --------------  --------  ---------  --------  --------
12.250........................       50      22,713,273.11     2.83     454,265.46      7.250      360        725      73.04
12.375........................       45      16,813,790.32     2.10     373,639.78      7.375      360        719      75.39
12.500........................       25      13,487,743.40     1.68     539,509.74      7.500      360        697      73.82
12.625........................       10       3,935,736.23     0.49     393,573.62      7.625      360        705      78.35
12.750........................       26      11,734,268.00     1.46     451,318.00      7.750      360        698      69.10
12.875........................       23       6,653,498.54     0.83     289,282.55      7.875      360        682      78.32
13.000........................       25       6,807,617.00     0.85     272,304.68      8.000      360        690      79.01
13.625........................        2         405,500.00     0.05     202,750.00      8.625      360        742      92.14
13.750........................        2         238,438.44     0.03     119,219.22      8.750      359        707      95.00
                                  -----    ---------------   ------
   TOTAL......................    1,962    $802,343,559.18   100.00%
                                  =====    ===============   ======

----------
(1) As of the cut-off date, the weighted average Maximum Mortgage Rate of the Mortgage Loans was approximately 11.595% per annum.

                            INITIAL PERIODIC RATE CAP

                                                                                                 WEIGHTED            WEIGHTED
                                                                                      WEIGHTED   AVERAGE   WEIGHTED   AVERAGE
                                              AGGREGATE      PERCENT      AVERAGE      AVERAGE  REMAINING   AVERAGE  ORIGINAL
                                NUMBER OF     PRINCIPAL        OF        PRINCIPAL     CURRENT   TERM TO     FICO    LOAN-TO-
                                 MORTGAGE      BALANCE      MORTGAGE      BALANCE     MORTGAGE   MATURITY   CREDIT     VALUE
INITIAL PERIODIC RATE CAP (%)     LOANS      OUTSTANDING      POOL    OUTSTANDING($)   RATE(%)   (MONTHS)    SCORE   RATIO(%)
-----------------------------   ---------  ---------------  --------  --------------  --------  ---------  --------  --------
5.000.........................    1,962    $802,343,559.18   100.00%    408,941.67      6.595      360        722      73.74
                                  -----    ---------------   ------
   TOTAL......................    1,962    $802,343,559.18   100.00%
                                  =====    ===============   ======

                          SUBSEQUENT PERIODIC RATE CAP

                                                                                                   WEIGHTED             WEIGHTED
                                                                                       WEIGHTED    AVERAGE    WEIGHTED   AVERAGE
                                 NUMBER                       PERCENT      AVERAGE      AVERAGE   REMAINING    AVERAGE  ORIGINAL
                                   OF         AGGREGATE         OF        PRINCIPAL     CURRENT     TERM        FICO    LOAN-TO-
SUBSEQUENT PERIODIC             MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE     MORTGAGE  TO MATURITY   CREDIT     VALUE
RATE CAP (%)                      LOANS      OUTSTANDING       POOL    OUTSTANDING($)   RATE(%)    (MONTHS)     SCORE   RATIO(%)
-------------------             --------  -----------------  --------  --------------  --------  -----------  --------  --------
2.000.........................    1,962    $802,343,559.18    100.00%    408,941.67      6.595       360         722      73.74
                                  -----    ---------------    ------
   TOTAL......................    1,962    $802,343,559.18    100.00%
                                  =====    ===============    ======

                            MINIMUM MORTGAGE RATES(1)

                                                                                                   WEIGHTED             WEIGHTED
                                                                                       WEIGHTED    AVERAGE    WEIGHTED   AVERAGE
                                  NUMBER                      PERCENT      AVERAGE      AVERAGE   REMAINING    AVERAGE  ORIGINAL
                                   OF         AGGREGATE         OF        PRINCIPAL     CURRENT     TERM        FICO    LOAN-TO-
                                MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE     MORTGAGE  TO MATURITY   CREDIT     VALUE
MINIMUM MORTGAGE RATE(%)          LOANS      OUTSTANDING       POOL    OUTSTANDING($)   RATE(%)    (MONTHS)     SCORE   RATIO(%)
-------------------------       --------  -----------------  --------  --------------  --------  -----------  --------  --------
1.875 ........................        1    $  1,250,000.00      0.16%   1,250,000.00     6.125       355         711      43.55
2.250 ........................    1,919     789,592,987.84     98.41      411,460.65     6.593       360         723      73.68
2.375 ........................        1       1,200,000.00      0.15    1,200,000.00     7.375       360         685      80.00
2.500 ........................        1         150,458.75      0.02      150,458.75     7.500       359         N/A      61.41
2.625 ........................        1         308,848.82      0.04      308,848.82     6.250       355         704      85.00
2.750 ........................       26       6,922,307.02      0.86      266,242.58     6.482       359         692      78.10
2.875 ........................        6       1,689,018.31      0.21      281,503.05     6.610       358         664      89.02
3.125 ........................        3         536,250.00      0.07      178,750.00     7.946       359         750      88.91
3.250 ........................        3         412,288.44      0.05      137,429.48     8.697       359         709      95.00
5.000 ........................        1         281,400.00      0.04      281,400.00     6.750       359         799      80.00
                                  -----    ---------------    ------
   TOTAL .....................    1,962    $802,343,559.18    100.00%
                                  =====    ===============    ======

----------
(1) As of the cut-off date, the weighted average Minimum Mortgage Rate of the Mortgage Loans was approximately 2.257% per annum.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                                                                   WEIGHTED             WEIGHTED
                                                                                       WEIGHTED    AVERAGE    WEIGHTED   AVERAGE
                                 NUMBER                       PERCENT      AVERAGE      AVERAGE   REMAINING    AVERAGE  ORIGINAL
                                   OF         AGGREGATE         OF        PRINCIPAL     CURRENT     TERM        FICO    LOAN-TO-
INTEREST-ONLY PERIOD            MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE     MORTGAGE  TO MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS      OUTSTANDING       POOL    OUTSTANDING($)   RATE(%)    (MONTHS)     SCORE   RATIO(%)
--------------------            --------  -----------------  --------  --------------  --------  -----------  --------  --------
0 ............................      188    $ 66,189,005.85      8.25%    352,069.18      6.462       359         714      71.44
84 ...........................      937     285,231,173.80     35.55     304,408.94      6.688       359         712      74.33
120 ..........................      837     450,923,379.53     56.20     538,737.61      6.555       360         730      73.71
                                  -----    ---------------    ------
   TOTAL .....................    1,962    $802,343,559.18    100.00%
                                  =====    ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                                                                   WEIGHTED             WEIGHTED
                                                                                       WEIGHTED    AVERAGE    WEIGHTED   AVERAGE
                                 NUMBER                       PERCENT      AVERAGE      AVERAGE   REMAINING    AVERAGE  ORIGINAL
                                   OF         AGGREGATE         OF        PRINCIPAL     CURRENT     TERM        FICO    LOAN-TO-
PREPAYMENT CHARGE PERIOD        MORTGAGE  PRINCIPAL BALANCE  MORTGAGE      BALANCE     MORTGAGE  TO MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS      OUTSTANDING       POOL    OUTSTANDING($)   RATE(%)    (MONTHS)     SCORE   RATIO(%)
------------------------        --------  -----------------  --------  --------------  --------  -----------  --------  --------
 0 ...........................    1,090    $421,285,509.69     52.51%    386,500.47      6.612       359         722       73.30
 6 ...........................        1         265,000.00      0.03     265,000.00      6.750       355         677       76.81
12 ...........................      563     261,613,705.34     32.61     464,677.98      6.543       360         724       74.00
36 ...........................      160      64,495,765.07      8.04     403,098.53      6.619       360         725       75.51
60 ...........................      148      54,683,579.08      6.82     369,483.64      6.678       359         714       73.78
                                  -----    ---------------    ------
   TOTAL .....................    1,962    $802,343,559.18    100.00%
                                  =====    ===============    ======

                         DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWALT, Inc., Countrywide Home Loans, Inc. (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The Mortgage Pass-Through Certificates, Series 2006-HY12 will consist of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-4X, Class A-5, Class A-6, Class A-6X, Class A-R, Class M, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class P Certificates. Only the classes of certificates listed on the cover page hereof are offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

         DESIGNATION                                         CLASSES OF CERTIFICATES
         -----------                                         -----------------------
    Senior Certificates        Class A-1, Class A-2, Class A-3, Class A-4, Class A-4X, Class A-5, Class A-6, Class
                                                         A-6X and Class A-R Certificates
 Subordinated Certificates                               Class M and Class B Certificates
    Class B Certificates              Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates
     LIBOR Certificates                                Class A-4 and Class A-6 Certificates
Notional Amount Certificates                          Class A-4X and Class A-6X Certificates
    Offered Certificates                Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

The certificates are generally referred to as the following types:

          CLASS                                            TYPE
          -----                                            ----
Class A-1                            Senior/Variable Pass-Through Rate/Super Senior
Class A-2                            Senior/Variable Pass-Through Rate/Super Senior
Class A-3                        Senior/Variable Pass-Through Rate/Super Senior/Support
Class A-4                            Senior/Floating Pass-Through Rate/Super Senior
Class A-4X                  Senior/ Notional Amount/ Interest Only/Variable Pass-Through Rate
Class A-5                          Senior/Variable Pass-Through Rate/Super Senior/NAS
Class A-6                               Senior/Floating Pass-Through Rate/Support
Class A-6X                  Senior/ Notional Amount/ Interest Only/Variable Pass-Through Rate
Class A-R Certificates                 Senior /Variable Pass-Through Rate/Residual
Subordinated Certificates                Subordinate /Variable Pass-Through Rate

     The Class B-3, Class B-4, Class B-5 and Class P Certificates are not offered by this free writing prospectus Any information presented in this free writing prospectus with respect to the Class B-3, Class B-4, Class B-5 and Class P Certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate Class Certificate Balance of approximately $755,808,100, and will evidence in the aggregate an initial beneficial ownership interest of approximately 94.20% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                     INITIAL BENEFICIAL
CLASS OF SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
----------------------------------   ------------------
Class M...........................          2.15%
Class B-1.........................          1.40%
Class B-2.........................          0.85%
Class B-3.........................          0.60%
Class B-4.........................          0.45%
Class B-5.........................          0.35%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "CLASS CERTIFICATE BALANCE" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal and

     -    the amount of Realized Losses allocated to the class;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased, sequentially in the order of distribution priority (from highest to lowest), by the amount of Subsequent Recoveries on the Mortgage Loans distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of such class of certificates.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the Mortgage Loans as of the Due Date occurring in the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to that prior Due Date).

     The Class A-4X and Class A-6X Certificates do not have a Class Certificate Balance and are not entitled to any distributions in respect of principal on the Mortgage Loans.

NOTIONAL AMOUNT CERTIFICATES

     The Class A-4X and Class A-6X Certificates are notional amount certificates.

     The notional amount of the Class A-4X Certificates for any Distribution Date will equal the Class Certificate Balance of the Class A-4 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class A-6X Certificates for any Distribution Date will equal the Class Certificate Balance of the Class A-6 Certificates immediately prior to such Distribution Date.

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that in the aggregate will equal the initial Class Certificate Balance of each class of certificates and that will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository, as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates in minimum denominations representing an original principal amount or notional amount of $25,000 and integral multiples of $1.00 in excess thereof. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities-- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR DETERMINATION DATE"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- LIBOR."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 5.3350%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "CERTIFICATE ACCOUNT"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long-term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of Mortgage Loans subsequent to the cut-off date (other than in respect of principal and interest due on the Mortgage Loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

          - all payments on account of principal on the Mortgage Loans, including Principal Prepayments;

          - all payments on account of interest on the Mortgage Loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

          -    all payments on account of prepayment charges on the Mortgage
               Loans;

          - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

          - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

          - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

          -    all Substitution Adjustment Amounts; and

          -    all advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the Mortgage Loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

          - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer) described above under "Servicing of Mortgage Loans--Servicing Compensation and Payment of Expenses";

          - to reimburse each of the master servicer and the trustee for unreimbursed advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the Mortgage Loan(s) in respect of which any such Advance was made;

          - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related Mortgage Loan(s), and their respective portions of the nonrecoverable advance);

          - to reimburse the master servicer for insured expenses from the related insurance proceeds;

          - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

          - to pay to the purchaser, with respect to each Mortgage Loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such Mortgage Loan after the date of such purchase;

          - to reimburse the sellers, the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

          - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

          - to withdraw an amount equal to the sum of (a) the related Available Funds, (b) any Prepayment Charges received and (c) the Trustee Fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

          - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

     The master servicer is required to maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds, any Prepayment Charges received and the Trustee Fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "DISTRIBUTION ACCOUNT"). The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

          - the aggregate amount remitted by the master servicer to the trustee and

          - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

          -    to pay the Trustee Fee to the trustee;

          - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

          - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

          - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the Mortgage Loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. See " -- Reports to Certificateholders" in this free writing prospectus. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account and the Distribution Account. All funds in the Certificate Account and the Distribution Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. All income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account or the Distribution Account and made in accordance with the pooling and servicing agreement.

     The Carryover Shortfall Reserve Fund. Funds in the Carryover Shortfall Reserve Fund will remain uninvested.

     The Corridor Contract Reserve Fund. Funds in the Corridor Contract Reserve Fund will remain uninvested.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

  TYPE / RECIPIENT (1)                    AMOUNT                  GENERAL PURPOSE               SOURCE (2)                FREQUENCY
  --------------------     -----------------------------------   ----------------   ---------------------------------   ------------
FEES
Master Servicing Fee /     One-twelfth of the Stated             Compensation       Amounts on deposit in the           Monthly
Master Servicer            Principal Balance of each                                Certificate Account representing
                           Mortgage Loan multiplied by the                          payments of interest and
                           related Master Servicing Fee                             application of liquidation
                           Rate (3)                                                 proceeds with respect to that
                                                                                    Mortgage Loan

                           -    All late payment fees,           Compensation       Payments made by obligors with      Time to time
                                assumption fees and other                           respect to the Mortgage Loans
                                similar charges (excluding
                                prepayment charges)

                           -    All investment income            Compensation       Investment income related to the    Monthly
                                earned on amounts on deposit                        Certificate Account and the
                                in the Certificate Account and                      Distribution Account
                                Distribution Account

                           -    Excess Proceeds (4)              Compensation       Liquidation proceeds and            Time to time
                                                                                    Subsequent Recoveries

Trustee Fee (the           One-twelfth of the Trustee Fee        Compensation       Amounts on deposit in the           Monthly
"TRUSTEE FEE") / Trustee   Rate multiplied by the aggregate                         Certificate Account or the
                           Stated Principal Balance of the                          Distribution Account
                           outstanding Mortgage Loans (5)

EXPENSES
Insured expenses /         Expenses incurred by the master       Reimbursement of   To the extent the expenses are      Time to time
Master Servicer            servicer                              Expenses           covered by an insurance policy
                                                                                    with respect to the Mortgage Loan

Servicing Advances /       To the extent of funds                Reimbursement of   With respect to each Mortgage       Time to time
Master Servicer            available, the amount of any          Expenses           Loan, late recoveries of the
                           Servicing Advances                                       payments of the costs and
                                                                                    expenses, liquidation proceeds,
                                                                                    Subsequent Recoveries, purchase
                                                                                    proceeds or repurchase proceeds
                                                                                    for that Mortgage Loan (6)

Indemnification            Amounts for which the sellers,        Indemnification    Amounts on deposit on the           Monthly
expenses / the sellers,    the master servicer and                                  Certificate Account.
the master servicer and    depositor are entitled to
the depositor              indemnification (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The Master Servicing Fee Rate for each Mortgage Loan will equal 0.375% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to Mortgage Loans that are prepaid in full.

(4) "EXCESS PROCEEDS" with respect to a liquidated Mortgage Loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the Mortgage Loan plus (ii) accrued interest on the Mortgage Loan at the Mortgage Rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)  The "TRUSTEE FEE RATE" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a Mortgage Loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that Mortgage Loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distribution Account. Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in July 2006 (each, a "DISTRIBUTION DATE"), to the persons in whose names the certificates are registered at the close of business on the related Record Date

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the Corporate Trust Office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the senior certificates will be made on each Distribution Date primarily from Available Funds in the following order of priority:

     - to interest on each interest-bearing class of senior certificates, pro rata, based on their respective interest entitlements; provided, however, that any interest distributable to the Class A-4X and Class A-6X Certificates will instead be deposited into the carryover shortfall reserve fund to pay any carryover shortfall amount to the Class A-4 and Class A-6 Certificates, respectively.

     - to principal of the classes of senior certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth in this free writing prospectus under "Description of the Certificates -- Principal," in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes on the Distribution Date;

     - to interest on and principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M Certificates, in each case subject to the limitations set forth under "Description of the Certificates--Interest" and "--Principal" in this free writing prospectus; and

     -    from any remaining available amounts, to the Class A-R Certificates.

"AVAILABLE FUNDS" for any Distribution Date will be equal to the sum of

     - all scheduled installments of interest (net of the related expense fees including any lender paid mortgage insurance premiums) and principal due on the Mortgage Loans on the related Due Date and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the Mortgage Loans, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted Mortgage Loans, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to Mortgage Loans;

     - all partial or full prepayments with respect to Mortgage Loans received during the related Prepayment Period together with interest paid in connection with the prepayment, other than certain excess amounts, and the Compensating Interest; and

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted Mortgage Loan or a Mortgage Loan repurchased by a seller or the master servicer as of the Distribution Date;

     minus

     - amounts in reimbursement for advances previously made and other amounts as to which the master servicer or the trustee is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     The classes of offered certificates will have the respective pass-through rates described below (each, a "PASS-THROUGH RATE").

     Class A-1, Class A-2, Class A-3, Class A-5, Class A-R and Subordinated Certificates

     The pass-through rate for the Class A-1, Class A-2, Class A-3, Class A-5, Class A-R and Subordinated Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans. The pass-through rate for these certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 6.2087% per annum.

     LIBOR Certificates

     The "PASS-THROUGH RATE" with respect to each interest accrual period and each class of LIBOR Certificates will be a per annum rate equal to the lesser of:

     (1) LIBOR for such interest accrual period (calculated as described above under "-- Determination of LIBOR") plus the Pass-Through Margin for such class and interest accrual period, and

     (2) the Weighted Average Adjusted Net Mortgage Rate for such Distribution Date.

     The "PASS-THROUGH MARGIN" for each class of LIBOR Certificates is as follows:

                              PASS-THROUGH MARGIN
                              -------------------
CLASS OF LIBOR CERTIFICATES        (1)    (2)
---------------------------       ----   ----
Class A-4                         0.38%  1.14%
Class A-6                         0.65%  1.95%

----------
(1) For the interest accrual period related to any Distribution Date occurring on or prior to the Optional Termination Date.

(2) For the interest accrual period related to any Distribution Date occurring after the Optional Termination Date.

     Class A-4X and Class A-6X Certificates

     The pass-through rate for the Class A-4X Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to (a) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans minus (b) the pass-through rate for the Class A-4 Certificates for that Distribution Date, subject to a minimum pass-through rate of 0.00%. The pass-through rate for the Class A-4X Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 0.4937% per annum.

     The pass-through rate for the Class A-6X Certificates for the interest accrual period for any Distribution Date will be a per annum rate equal to (a) the Weighted Average Adjusted Net Mortgage Rate of the Mortgage Loans minus (b) the pass-through rate for the Class A-6 Certificates for that Distribution Date, subject to a minimum pass-through rate of 0.00%. The pass-through rate for the Class A-6X Certificates for the interest accrual period related to the first Distribution Date is expected to be approximately 0.2237% per annum.

     All amounts in respect of interest otherwise payable to the Class A-4X and Class A-6X Certificates on any Distribution Date will first be deposited in the Carryover Shortfall Reserve Fund to pay any Carryover Shortfall Amount to the Class A-4 and Class A-6 Certificates, respectively. See "-- Carryover Shortfall Reserve Fund."

     Interest Entitlement. With respect to each Distribution Date, the interest accrual period for each class of certificates (other than the LIBOR Certificates) will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of each month before the month in which that Distribution Date occurs and ending on the 24th day of the month in which that Distribution Date occurs. Each interest accrual period will be deemed to consist of 30 days. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each class of certificates will be entitled to receive an amount allocable to interest for the related interest accrual period. This "INTEREST DISTRIBUTION AMOUNT" for any class will be equal to the sum of (a) interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date and (b) the sum of the amounts, if any, by which the amount described in clause (a) above on each prior Distribution Date exceeded the amount actually distributed as interest on the prior Distribution Dates and not subsequently distributed (which are called unpaid interest amounts).

     Definitions Related to Interest Calculations

     The "ADJUSTED NET MORTGAGE RATE" for each Mortgage Loan and any Distribution Date is the Mortgage Rate thereof as of the Due Date occurring in the month preceding the month of the Distribution Date less the related Master Servicing Fee Rate, the Trustee Fee Rate and any lender paid mortgage insurance premiums for such Mortgage Loan (expressed as a per annum percentage of its Stated Principal Balance).

     The "WEIGHTED AVERAGE ADJUSTED NET MORTGAGE RATE" for any Distribution Date means the average of the Adjusted Net Mortgage Rate of the Mortgage Loans, weighted on the basis of their respective Stated Principal Balances as of the Due Date occurring in the month preceding the month of the Distribution Date (after giving effect to principal prepayments in the Prepayment Period related to such prior Due Date).

     The "CARRYOVER SHORTFALL AMOUNT" for any Distribution Date and each class of LIBOR Certificates will equal the excess, if any, of (i) the amount of interest such class of certificates would have been entitled to receive on such Distribution Date had the applicable pass-through rate not been subject to the Weighted Average Adjusted Net Mortgage Rate, over (ii) the sum of (a) the amount of interest such class of certificates received on such Distribution Date based on the Weighted Average Adjusted Net Mortgage Rate and (b) any Yield Supplement Amount received on such certificates in respect of the applicable Corridor Contract on such Distribution Date, together with the unpaid portion of any such excess from prior Distribution Dates (and interest accrued thereon at the then applicable pass-through rate on such class of certificates, without giving effect to the Weighted Average Adjusted Net Mortgage Rate). Any Carryover Shortfall Amount on a class of LIBOR Certificates will be paid on that Distribution Date or on future Distribution Dates from and to the extent of funds available therefor in the Carryover Shortfall Reserve Fund as described in this free writing prospectus under "- Carryover Shortfall Reserve Fund."

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of Net Interest Shortfalls for the Distribution Date. With respect to any Distribution Date, the "NET INTEREST SHORTFALL" is equal to the sum of:

     -    any net prepayment interest shortfalls for that Distribution Date; and

     - the amount of interest that would otherwise have been received with respect to any Mortgage Loan that was the subject of a Relief Act Reduction or Debt Service Reduction.

     Net Interest Shortfalls on any Distribution Date will be allocated pro rata among all classes of senior certificates and subordinated certificates entitled to receive distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     With respect to any Distribution Date, a "NET PREPAYMENT INTEREST SHORTFALL" is the amount by which the aggregate of prepayment interest shortfalls experienced by the Mortgage Loans during the related Prepayment Period exceeds the Compensating Interest for such Distribution Date.

     A "PREPAYMENT INTEREST SHORTFALL" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a Mortgage Loan during the portion of the Prepayment Period occurring in the prior month is less than one month's interest at the related Mortgage Rate (net of the Master Servicing Fee Rate) on the Stated Principal Balance of the Mortgage Loan.

     A "RELIEF ACT REDUCTION" is a reduction in the amount of the monthly interest payment on a Mortgage Loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "Certain Legal Aspects of the Loans--Servicemembers Civil Relief Act" in the prospectus.

     A "DEBT SERVICE REDUCTION" is the modification of the terms of a Mortgage Loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related Mortgage Loan.

     If on a particular Distribution Date, Available Funds in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution of the interest entitlement on the certificates, interest will be distributed on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive on the next Distribution Date. A shortfall could occur, for example, if losses realized on the Mortgage Loans were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

THE CORRIDOR CONTRACTS

     The issuing entity will have the benefit of two separate interest rate corridor contracts with Bear Stearns Financial Products Inc. ("BSFP" or the "CORRIDOR CONTRACT COUNTERPARTY"), each of which will be evidenced by a confirmation between the Corridor Contract Counterparty and the trustee on behalf of the issuing entity (each a "CORRIDOR CONTRACT" and, together, the "CORRIDOR CONTRACTS"):

     -    the Class A-4 Corridor Contract; and

     -    the Class A-6 Corridor Contract.

     Pursuant to each of the Corridor Contracts, the terms of an ISDA Master Agreement were incorporated into the confirmations of the Corridor Contracts, as if such an ISDA Master Agreement had been executed by the trustee and the Corridor Contract Counterparty on the date that such Corridor Contract was executed. The Corridor Contracts are also each subject to certain ISDA definitions, as published by the International Swaps and Derivatives Association, Inc.

     With respect to each Corridor Contract and any Distribution Date on or prior to the applicable Corridor Contract Termination Date, the amount payable by the Corridor Contract Counterparty under a Corridor Contract will equal the product of:

          (i) the excess (if any) of (x) the lesser of (A) One-Month LIBOR (as determined by the Corridor Contract Counterparty) and (B) the Corridor Contract Ceiling Rate for such Distribution Date over (y) the Corridor Contract Strike Rate for such Distribution Date,

          (ii) the lesser of (x) the applicable Corridor Contract Notional Balance for such Distribution Date and (y) the Class Certificate Balance of the related class of certificates for such Distribution Date, and

          (iii) one-twelfth.

     On or prior to the applicable Corridor Contract Termination Date, amounts (if any) received under the Corridor Contracts will be used to pay the Yield Supplement Amounts on the Class A-4 and Class A-6 Certificates, as applicable, as described below under "-- The Corridor Contract Reserve Fund." Amounts received on the Corridor Contracts in excess of the amount necessary to pay the Yield Supplement Amounts on any Distribution Date will be distributed to Deutsche Bank Securities, Inc. and will not be available to make payments on the Class A-4 or Class A-6 Certificates, as applicable, on that Distribution Date or any future Distribution Date.

CLASS OR CLASSES   CORRIDOR CONTRACT
 OF CERTIFICATES    TERMINATION DATE
----------------   -----------------
Class A-4.......      January 2010
Class A-6.......      January 2012

     The "CLASS A-4 CORRIDOR CONTRACT NOTIONAL BALANCE," "CLASS A-4 STRIKE RATE" and "CLASS A-4 CEILING RATE" are as described in the following table:

     MONTH OF       CLASS A-4 CORRIDOR                      CLASS A-4
   DISTRIBUTION      CONTRACT NOTIONAL   CLASS A-4 STRIKE    CEILING
       DATE             BALANCE ($)          RATE (%)        RATE (%)
-----------------   ------------------   ----------------   ---------
July 2006........     243,791,000.00          5.8287          9.1200
August 2006......     242,679,448.52          5.8287          9.1200
September 2006...     240,817,892.41          5.8286          9.1200
October 2006.....     238,212,486.89          5.8286          9.1200
November 2006....     234,871,519.49          5.8286          9.1200
December 2006....     230,805,311.02          5.8286          9.1200
January 2007.....     226,026,548.66          5.8286          9.1200
February 2007....     220,549,991.61          5.8286          9.1200
March 2007.......     214,392,532.13          5.8286          9.1200
April 2007.......     207,572,833.72          5.8285          9.1200
May 2007.........     200,113,942.76          5.8285          9.1200
June 2007........     192,038,741.22          5.8285          9.1200
July 2007........     183,677,707.09          5.8285          9.1200
August 2007......     175,345,113.18          5.8285          9.1200
September 2007...     167,202,780.28          5.8285          9.1200
October 2007.....     159,247,581.39          5.8286          9.1200
November 2007....     151,476,440.88          5.8286          9.1200
December 2007....     143,886,333.64          5.8286          9.1200
January 2008.....     136,474,284.27          5.8286          9.1200
February 2008....     129,237,366.23          5.8286          9.1200
March 2008.......     122,172,701.05          5.8286          9.1200
April 2008.......     115,277,457.56          5.8286          9.1200
May 2008.........     108,548,851.10          5.8286          9.1200
June 2008........     101,984,142.75          5.8286          9.1200
July 2008........      95,580,638.58          5.8287          9.1200
August 2008......      89,170,688.92          5.8287          9.1200
September 2008...      82,916,687.64          5.8287          9.1200

     MONTH OF       CLASS A-4 CORRIDOR                      CLASS A-4
   DISTRIBUTION      CONTRACT NOTIONAL   CLASS A-4 STRIKE    CEILING
       DATE             BALANCE ($)          RATE (%)        RATE (%)
-----------------   ------------------   ----------------   ---------
October 2008.....      76,816,071.41          5.8287          9.1200
November 2008....      70,866,319.01          5.8287          9.1200
December 2008....      65,064,950.66          5.8287          9.1200
January 2009.....      59,409,527.30          5.8287          9.1200
February 2009....      53,897,649.95          5.8287          9.1200
March 2009.......      48,526,959.04          5.8288          9.1200
April 2009.......      43,295,133.77          5.8288          9.1200
May 2009.........      38,199,891.46          5.8288          9.1200
June 2009........      33,238,986.96          5.8288          9.1200
July 2009........      28,410,211.98          5.8288          9.1200
August 2009......      23,561,394.51          5.8288          9.1200
September 2009...      18,840,398.26          5.8288          9.1200
October 2009.....      14,245,122.00          5.8289          9.1200
November 2009....       9,773,499.05          5.8289          9.1200
December 2009....       5,423,496.68          5.8289          9.1200
January 2010.....       1,193,115.55          5.8289          9.1200
February 2010....               0.00            0.00            0.00

     The "CLASS A-6 CORRIDOR CONTRACT NOTIONAL BALANCE," "CLASS A-6 STRIKE RATE" and "CLASS A-6 CEILING RATE" are as described in the following table:

     MONTH OF       CLASS A-6 CORRIDOR                      CLASS A-6
   DISTRIBUTION      CONTRACT NOTIONAL   CLASS A-6 STRIKE    CEILING
       DATE             BALANCE ($)          RATE (%)        RATE (%)
-----------------   ------------------   ----------------   ---------
July 2006........     143,079,000.00          5.5587          8.8500
August 2006......     143,079,000.00          5.5586          8.8500
September 2006...     143,079,000.00          5.5586          8.8500
October 2006.....     143,079,000.00          5.5586          8.8500
November 2006....     143,079,000.00          5.5586          8.8500
December 2006....     143,079,000.00          5.5586          8.8500
January 2007.....     143,079,000.00          5.5585          8.8500
February 2007....     143,079,000.00          5.5585          8.8500
March 2007.......     143,079,000.00          5.5585          8.8500
April 2007.......     143,079,000.00          5.5585          8.8500
May 2007.........     143,079,000.00          5.5584          8.8500
June 2007........     143,079,000.00          5.5584          8.8500
July 2007........     143,079,000.00          5.5584          8.8500
August 2007......     143,079,000.00          5.5584          8.8500
September 2007...     143,079,000.00          5.5584          8.8500
October 2007.....     143,079,000.00          5.5584          8.8500
November 2007....     143,079,000.00          5.5585          8.8500
December 2007....     143,079,000.00          5.5585          8.8500
January 2008.....     143,079,000.00          5.5585          8.8500
February 2008....     143,079,000.00          5.5585          8.8500
March 2008.......     143,079,000.00          5.5585          8.8500
April 2008.......     143,079,000.00          5.5585          8.8500
May 2008.........     143,079,000.00          5.5585          8.8500
June 2008........     143,079,000.00          5.5585          8.8500
July 2008........     143,079,000.00          5.5586          8.8500
August 2008......     143,079,000.00          5.5586          8.8500
September 2008...     143,079,000.00          5.5586          8.8500
October 2008.....     143,079,000.00          5.5586          8.8500
November 2008....     138,796,835.28          5.5586          8.8500
December 2008....     131,362,994.68          5.5586          8.8500
January 2009.....     124,167,224.67          5.5586          8.8500

     MONTH OF       CLASS A-6 CORRIDOR                      CLASS A-6
   DISTRIBUTION      CONTRACT NOTIONAL   CLASS A-6 STRIKE    CEILING
       DATE             BALANCE ($)          RATE (%)        RATE (%)
-----------------   ------------------   ----------------   ---------
February 2009....     117,204,131.11          5.5586          8.8500
March 2009.......     110,468,442.00          5.5587          8.8500
April 2009.......     103,955,004.76          5.5587          8.8500
May 2009.........      97,658,783.52          5.5587          8.8500
June 2009........      91,574,856.48          5.5587          8.8500
July 2009........      86,222,931.16          5.5587          8.8500
August 2009......      81,436,303.53          5.5587          8.8500
September 2009...      76,824,225.53          5.5587          8.8500
October 2009.....      72,382,741.40          5.5587          8.8500
November 2009....      68,107,985.00          5.5588          8.8500
December 2009....      63,996,177.73          5.5588          8.8500
January 2010.....      60,043,626.61          5.5588          8.8500
February 2010....      56,246,722.29          5.5588          8.8500
March 2010.......      52,601,937.18          5.5588          8.8500
April 2010.......      49,105,823.60          5.5588          8.8500
May 2010.........      45,755,011.96          5.5588          8.8500
June 2010........      42,546,208.99          5.5588          8.8500
July 2010........      39,476,196.04          5.5589          8.8500
August 2010......      36,396,827.36          5.5589          8.8500
September 2010...      33,450,028.45          5.5589          8.8500
October 2010.....      30,632,794.47          5.5589          8.8500
November 2010....      27,942,188.64          5.5589          8.8500
December 2010....      25,375,340.71          5.5589          8.8500
January 2011.....      22,929,445.45          5.5589          8.8500
February 2011....      20,601,761.19           5.559          8.8500
March 2011.......      18,389,608.35           5.559          8.8500
April 2011.......      16,290,368.07           5.559          8.8500
May 2011.........      14,301,480.82           5.559          8.8500
June 2011........      12,420,445.03           5.559          8.8500
July 2011........      10,644,815.83           5.559          8.8500
August 2011......       8,827,015.26           5.559          8.8500
September 2011...       7,089,602.66          5.5591          8.8500
October 2011.....       5,430,197.89          5.5591          8.8500
November 2011....       3,846,483.21          5.5591          8.8500
December 2011....       2,336,202.62          5.5591          8.8500
January 2012.....         897,161.42          5.5591          8.8500
February 2012....               0.00            0.00            0.00

     The Class A-4 Corridor Contract Notional Balance declines based on the Mortgage Loans having a prepayment rate equal to 75% of the Prepayment Assumption.

     The Class A-6 Corridor Contract Notional Balance declines based on the Mortgage Loans having a prepayment rate equal to 100% of the Prepayment Assumption.

     Each Corridor Contract is scheduled to remain in effect up to and including the related Corridor Contract Termination Date.

     Each Corridor Contract will be subject to early termination only in limited circumstances. These circumstances generally include certain insolvency or bankruptcy events in relation to the Corridor Contract Counterparty, the failure by the Corridor Contract Counterparty (within three business days after notice of the failure is received by the Corridor Contract Counterparty) to make a payment due under the Corridor Contract, failure by the Corridor Contract Counterparty (within 30 days after notice of such failure is received) to perform any other agreement made by it under the Corridor Contract and the Corridor Contract becoming illegal or subject to certain kinds of taxation.

     It will be an additional termination event under each Corridor Contract if the Corridor Contract Counterparty has failed to deliver any information, report, certification or accountants' consent when and as required under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and Item 1115(b)(1) or (b)(2) of the Asset Backed Securities Regulation, 17 C.F.R. Sections 229.1100-229.1123 ("REGULATION AB") with respect to certain reporting obligations of the depositor with respect to the issuing entity, which continues unremedied for the time period provided in the Corridor Contract, and the Corridor Contract Counterparty fails to transfer the Corridor Contract, at its sole cost and expense, in whole, but not in part, to a counterparty that, (i) has agreed to deliver any information, report, certification or accountants' consent when and as required under the Exchange Act and Regulation AB with respect to certain reporting obligations of the depositor and the issuing entity and (ii) satisfies any rating requirement set forth in the Corridor Contract.

     If any Corridor Contract is terminated early, the Corridor Contract Counterparty may owe a termination payment, payable in a lump sum. Any termination payment received from the Corridor Contract Counterparty will be paid to the trustee and will be deposited by the trustee in the Corridor Contract Reserve Fund and applied on future Distribution Dates to pay any Yield Supplement Amount on the related class of certificates, until the applicable Corridor Contract Termination Date. However, if an early termination occurs, there can be no assurance that a termination payment will be paid to the trustee.

     The pooling and servicing agreement does not provide for the substitution of a replacement corridor contract in the event of a termination of an existing Corridor Contract or in any other circumstance.

     The significance percentage for each Corridor Contract is less than 10% and in the aggregate, the significance percentage for all of the Corridor Contracts with the Corridor Contract Counterparty is less than 10%. The "SIGNIFICANCE PERCENTAGE" for each Corridor Contract is the percentage that the significance estimate of the Corridor Contract represents of the Class Certificate Balance of the certificates related to the Corridor Contract. The "SIGNIFICANCE ESTIMATE" of each Corridor Contract is determined based on a reasonable good-faith estimate of the maximum probable exposure of the Corridor Contract, made in substantially the same manner as that used in Countrywide Home Loans' internal risk management process in respect of similar instruments.

     BSFP, a Delaware corporation, is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP engages in a wide array of over-the-counter interest rate, currency, and equity derivatives, typically with counterparties who require a highly rated derivative provider. As of the date of this free writing prospectus, BSFP has a ratings classification of "AAA" from Standard & Poor's and "Aaa" from Moody's Investors Service.

     The offered certificates do not represent an obligation of the Corridor Contract Counterparty. The holders of the offered certificates are not parties to or beneficiaries under any Corridor Contract and will not have any right to proceed directly against the Corridor Contract Counterparty in respect of its obligations under any Corridor Contract.

     Each Corridor Contract will be filed with the Securities and Exchange Commission as an Exhibit to a Current Report on Form 8-K after the closing date.

THE CORRIDOR CONTRACT RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish an account (the "CORRIDOR CONTRACT RESERVE FUND"), which will be held in trust by the trustee on behalf of the holders of the Class A-4 and Class A-6 Certificates. On the closing date, the depositor will cause $1,000 to be deposited in the Corridor Contract Reserve Fund. The Corridor Contract Reserve Fund will not be an asset of any REMIC.

     On each Distribution Date, the trustee will deposit in the Corridor Contract Reserve Fund any amounts received in respect of a Corridor Contract for the related interest accrual period. On each Distribution Date, such amounts received in respect of a Corridor Contract will be distributed to the Class A-4 and Class A-6 Certificates, as applicable, to the extent necessary, to pay the current Yield Supplement Amounts. Any remaining amounts will be distributed to Deutsche Bank Securities, Inc. and will not be available to make payments on the Class A-4 or Class

A-6 Certificates, as applicable, on that Distribution Date or any future Distribution Date. On the Distribution Date immediately following the earlier of
(i) the latest Corridor Contract Termination Date and (ii) the date on which the aggregate Class Certificate Balance of the Class A-4 and Class A-6 Certificates has been reduced to zero, all amounts remaining in the Corridor Contract Reserve Fund will be distributed to Deutsche Bank Securities, Inc.

     For any Distribution Date, on or prior to the applicable Corridor Contract Termination Date on which LIBOR exceeds the applicable strike rate, the "YIELD SUPPLEMENT AMOUNT" for the Class A-4 or Class A-6 Certificates, as applicable, will be an amount equal to interest for the related interest accrual period on the applicable Class Certificate Balance immediately prior to such Distribution Date at a rate equal to the excess of (i) the lesser of LIBOR and the applicable ceiling rate over (ii) the applicable strike rate.

CARRYOVER SHORTFALL RESERVE FUND

     The pooling and servicing agreement will require the trustee to establish a reserve fund (the "CARRYOVER SHORTFALL RESERVE FUND"). On the closing date the depositor will cause approximately $1,000 to be deposited in the Carryover Shortfall Reserve Fund. On each Distribution Date, amounts otherwise distributable as interest to the Class A-4X and Class A-6X Certificates will instead be deposited in the Carryover Shortfall Reserve Fund and distributed in the following order and priority:

     (1) amounts in respect of the Class A-4X Certificates, sequentially,

          (a) to the Class A-4 Certificates to the extent of Carryover Shortfall Amount for that class remaining unpaid after applying the proceeds, if any, of the related Corridor Contract, and

          (b) to the Class A-4X Certificates, the remaining amount; and

     (2) amounts in respect of the Class A-6X Certificates, sequentially,

          (a) to the Class A-6 Certificates, to the extent of Carryover Shortfall Amount for that class remaining unpaid after applying the proceeds, if any, of the related Corridor Contract, and

          (b) to the Class A-6X Certificates, the remaining amount.

     To the extent amounts otherwise distributable as interest to the Class A-4X and Class A-6X Certificates are used to pay Carryover Shortfall Amounts and are not paid to the related class of certificates, holders of those certificates will not be entitled to reimbursement for such amounts.

PRINCIPAL

     General. On each Distribution Date, the Principal Amount will be distributed as described above under "--Priority of Distributions Among the Certificates," first as principal with respect to the classes of senior certificates (other than the notional amount certificates) in an amount up to the Senior Principal Distribution Amount and second as principal of the subordinated certificates in an amount up to the Subordinated Principal Distribution Amount.

     The "PRINCIPAL AMOUNT" for any Distribution Date will equal the sum of:

     1. all monthly payments of principal due on each Mortgage Loan (other than a Liquidated Mortgage Loan) on the related Due Date,

     2. the principal portion of the purchase price of each Mortgage Loan that was repurchased by a seller, the master servicer or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

     3. the Substitution Adjustment Amount in connection with any deleted Mortgage Loan received with respect to the Distribution Date,

     4. any insurance proceeds or liquidation proceeds allocable to recoveries of principal of Mortgage Loans that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

     5. with respect to each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to that Mortgage Loan,

     6. all partial and full principal prepayments by borrowers on the Mortgage Loans received during the related Prepayment Period, and

     7. any Subsequent Recoveries on the Mortgage Loans received during the calendar month preceding the month of the Distribution Date.

     Senior Principal Distribution Amount. On each Distribution Date, the Principal Amount, up to the amount of the Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal of the following classes of senior certificates, in the following order of priority:

     (1) to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero;

     (2) up to $1,000 on each Distribution Date as follows:

          (a) to the Class A-4 Certificates, until its Class Certificate Balance is reduced to zero;

          (b) to the Class A-5 Certificates, the Priority Amount, until its Class Certificate Balance is reduced to zero;

          (c) to the Class A-6 Certificates, until its Class Certificate Balance is reduced to zero; and

          (d) to the Class A-5 Certificates, without regard to the Priority Amount, until its Class Certificate Balance is reduced to zero;

     (3) up to the amounts set forth below for each Distribution Date, concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero:

          (a) on each Distribution Date from and including July 2006 to and including June 2007, $3,390,000;

          (b) on each Distribution Date from and including July 2007 to and including June 2008, $3,225,000;

          (c) on each Distribution Date from and including July 2008 to and including June 2009, $3,060,000;

          (d) on each Distribution Date from and including July 2009 to and including June 2010, $2,910,000;

          (e) on each Distribution Date from and including July 2010 to and including June 2011, $2,765,000;

          (f) on each Distribution Date from and including July 2011 to and including June 2012, $1,915,000; and

          (g) on the Distribution Date in July 2012 and on each Distribution Date thereafter, $1,450,000;

     (4) to the Class A-4 Certificates, until its Class Certificate Balance is reduced to zero;

     (5) to the Class A-5 Certificates, the Priority Amount, until its Class Certificate Balance is reduced to zero;

     (6) to the Class A-6 Certificates, until its Class Certificate Balance is reduced to zero;

     (7) to the Class A-5 Certificates, without regard to the Priority Amount, until its Class Certificate Balance is reduced to zero; and

     (8) concurrently, to the Class A-1, Class A-2 and Class A-3 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

     If on any Distribution Date the allocation to the classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the classes of certificates of the Senior Percentage and Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balances to zero.

     The capitalized terms used in this free writing prospectus have the following meanings:

     "PRIORITY AMOUNT" for any Distribution Date will equal the product of (A) the Senior Principal Distribution Amount for such Distribution Date remaining after distributions of principal to the Class A-4 Certificates on such Distribution Date, (B) the Priority Percentage and (C) the Shift Percentage.

     "PRIORITY PERCENTAGE" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the Class Certificate Balance of the Class A-5 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate Class Certificate Balance of the Class A-5 and Class A-6 Certificates immediately prior to such Distribution Date.

     "SHIFT PERCENTAGE" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "PREPAYMENT PERIOD" means with respect to any Distribution Date and Due Date, the period beginning on the sixteenth day of the calendar month preceding the month in which such Distribution Date occurs (or in the case of the first Distribution Date, from June 1, 2006) and ending on the fifteenth day of the calendar month in which such Distribution Date occurs.

     "DUE DATE" means, with respect to a Mortgage Loan, the date on which scheduled payments are due on the Mortgage Loan. With respect to any Distribution Date, the related Due Date is the first day of the month in which that Distribution Date occurs.

     The "SENIOR PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of

     - the Senior Percentage of all amounts described in clauses 1 through 4 of the definition of Principal Amount for that Distribution Date,

     - for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of:

          - the Senior Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date in the month preceding the month of that Distribution Date, and

          - the Senior Prepayment Percentage of the amount of the liquidation proceeds allocable to principal received on the Mortgage Loan, and

     - the sum of the Senior Prepayment Percentage of amounts described in clauses 6 and 7 of the definition of Principal Amount for that Distribution Date.

     "STATED PRINCIPAL BALANCE" means for any Mortgage Loan and Due Date, the unpaid principal balance of the Mortgage Loan as of the Due Date, as specified in its amortization schedule at the time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

     - any previous partial prepayments and liquidation proceeds received and to the payment of principal due on the Due Date and irrespective of any delinquency in payment by the related borrower; and

     - liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

     The "POOL PRINCIPAL BALANCE" equals the aggregate of the Stated Principal Balances of the Mortgage Loans.

     The "SENIOR PERCENTAGE" for any Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of the senior certificates immediately before that Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately prior to such Distribution Date.

     The "SUBORDINATED PERCENTAGE" will be calculated as the difference between 100% and the Senior Percentage for the Distribution Date.

     The "SENIOR PREPAYMENT PERCENTAGE" for any Distribution Date occurring during the seven years beginning on the first Distribution Date will equal 100%. Thereafter, the Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraph. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the pool principal balance evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The Senior Prepayment Percentage for any Distribution Date occurring on or after the seventh anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, the Senior Percentage plus 70% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the second year thereafter, the Senior Percentage plus 60% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the third year thereafter, the Senior Percentage plus 40% of the Subordinated Percentage for the Distribution Date; for any Distribution Date in the fourth year thereafter, the Senior Percentage plus 20% of the Subordinated Percentage for the Distribution Date; and for any Distribution Date thereafter, the Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage exceeds the initial Senior Percentage as of the closing date, in which case the Senior Prepayment Percentage for the Distribution Date will once again equal 100%).

     The "SUBORDINATED PREPAYMENT PERCENTAGE" for any Distribution Date will be calculated as the difference between 100% and the Senior Prepayment Percentage.

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage will occur unless both of the step down conditions listed below are satisfied:

     - the aggregate Stated Principal Balance of the Mortgage Loans delinquent 60 days or more (including Mortgage Loans in foreclosure, real estate owned by the issuing entity and Mortgage Loans the borrowers of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, is less than 50%, and

     -    cumulative Realized Losses on the Mortgage Loans do not exceed:

               - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 30% of the aggregate Class Certificate Balance of the subordinated certificates as of the closing date (the "ORIGINAL SUBORDINATE PRINCIPAL BALANCE"),

               - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

               - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

               - commencing with the Distribution Date on the tenth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

               - commencing with the Distribution Date on the eleventh anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     Notwithstanding the preceding paragraphs, if (x) on or before the Distribution Date in June 2009, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 20% of the original subordinate principal balance, the Senior Prepayment Percentage will equal the Senior Percentage for that Distribution Date plus 50% of the Subordinated Percentage and (y) after the Distribution Date in June 2009, the Subordinated Percentage is at least 200% of the Subordinated Percentage as of the closing date, the delinquency test set forth above is satisfied and cumulative Realized Losses do not exceed 30% of the original subordinate principal balance (the "TWO TIMES TEST"), the Senior Prepayment Percentage will equal the Senior Percentage.

     If on any Distribution Date the allocation to the class or classes of senior certificates then entitled to distributions of principal would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Prepayment Percentage of the related principal amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     Subordinated Principal Distribution Amount for the Subordinated Certificates. On each Distribution Date, to the extent of Available Funds available therefor, the Principal Amount, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the sum of the Class Subordination Percentages of such class and all classes of subordinated certificates which have higher numerical class designations than such class (the "APPLICABLE CREDIT SUPPORT PERCENTAGE") is less than the Applicable Credit Support Percentage for the class on the date of issuance of the certificates (the "ORIGINAL APPLICABLE CREDIT SUPPORT PERCENTAGE"), no distribution of partial principal prepayments and principal prepayments in full will be made to any of those classes (the "RESTRICTED CLASSES") and the amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     The "CLASS SUBORDINATION PERCENTAGE" with respect to any Distribution Date, for each class of subordinated certificates, will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before such Distribution Date.

     On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                              Beneficial Interest     Initial Credit       Original Applicable
                               in Issuing Entity    Enhancement Level   Credit Support Percentage
                              -------------------   -----------------   -------------------------
Senior Certificates........          94.20%               5.80%                    N/A
Class M....................           2.15%               3.65%                   5.80%
Class B-1..................           1.40%               2.25%                   3.65%
Class B-2..................           0.85%               1.40%                   2.25%
Class B-3..................           0.60%               0.80%                   1.40%
Class B-4..................           0.45%               0.35%                   0.80%
Class B-5..................           0.35%               0.00%                   0.35%

For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The "SUBORDINATED PRINCIPAL DISTRIBUTION AMOUNT" for any Distribution Date will equal the sum of

     - the Subordinated Percentage of all amounts described in clauses 1 through 4 of the definition of Principal Amount for that Distribution Date,

     - for each Mortgage Loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the liquidation proceeds allocable to principal received on the Mortgage Loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the Subordinated Percentage of the Stated Principal Balance of the Mortgage Loan as of the Due Date occurring in the prior month, and

     - the Subordinated Prepayment Percentage of the amounts described in clauses 6 and 7 of the definition of Principal Amount and that Distribution Date.

     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     The "SENIOR CREDIT SUPPORT DEPLETION DATE" is the date on which the aggregate Class Certificate Balance of the subordinated certificates has been reduced to zero.

     On each Distribution Date, the amount of any Realized Loss will be allocated first to the subordinated certificates, in the reverse order of their priority of distributions, beginning with the class of subordinated certificates then outstanding with the lowest distribution priority, in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, second to the Class A-6 Certificates, until its Class

Certificate Balance is reduced to zero and third to the remaining classes of senior certificates (other than the notional amount certificates), pro rata, until their respective Class Certificate Balances are reduced to zero, except that Realized Losses that would otherwise be allocated to the Class A-1 and Class A-2 Certificates will instead be allocated to the Class A-3 Certificates, until its Class Certificate Balance is reduced to zero.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a higher distribution priority than each other class of subordinated certificates.

     Because principal distributions are paid to some classes of certificates before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the Mortgage Loans than holders of classes that are entitled to receive principal earlier.

     In general, a "REALIZED LOSS" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the Mortgage Loan exceeds the amount of liquidation proceeds applied to the principal balance of the related Mortgage Loan. See "Credit Enhancement -- Subordination" in this free writing prospectus.

     A "LIQUIDATED MORTGAGE LOAN" is a defaulted Mortgage Loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "SUBSEQUENT RECOVERIES" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of the receipt of such recoveries.